CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-64151) of Whitman Education Group, Inc., and in the related Prospectus of our report dated June 12, 1996, except for the sixth paragraph of
Note 2 as to which the date is June 24, 1996, with respect to the consolidated financial statements of Whitman Education Group, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1996.

                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

Miami, Florida
June 27, 1996